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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Penn National Gaming, Inc. and subsidiaries of our reports dated March 25, 2005, relating to the consolidated financial statements, and the effectiveness of Penn National Gaming, Inc. and subsidiaries' internal control over financial reporting, which appear in the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2004.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Philadelphia, PA

June 17, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM